                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.   20549

                                       ________


                                   AMENDMENT NO. 2
                            TO CURRENT REPORT ON FORM 8-K
                                          ON

                                      FORM 8-K/A


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:  ( Date of earliest event reported)  December 2, 1996


                                   THE TORO COMPANY
                (Exact name of registrant as specified in its charter)


          DELAWARE                     1-8469                  41-0580470
(State or other jurisdiction     (Commission File No.)        (IRS Employer
       of incorporation)                                   Identification No.)



8111 LYNDALE AVENUE SOUTH, BLOOMINGTON, MINNESOTA           55420-1196
(Address of principal executive office)                     (zip code)


612/888-8801
(Registrant's telephone number, including area code)

Effective December 1, 1996, The Toro Company acquired James Hardie Irrigation Group ("Hardie") from James Hardie, Ltd. under an agreement dated September 18, 1996. The initial purchase price pursuant to the agreement was estimated to be $131,500,000. The purchase price was subsequently adjusted to $119,125,000 based on estimated, unaudited aggregate shareholders' equity of Hardie on December 1, 1996, subject to further adjustment based on final audit results.

Based on the financial statements of Hardie as of the acquisition date, shareholders' equity at the acquisition date was approximately $10,545,000 less than the estimated equity used as the closing date purchase price, and this $10,545,000 is to be returned from James Hardie, Ltd. to Toro. In addition, under the procedures established in the purchase agreement, Toro has delivered a letter of objections to James Hardie, Ltd. related to the valuation of assets, accounting methods applied, estimates used and other items. The resolution of these objections may result in an additional reduction of the purchase price.

The acquisition is accounted for using the purchase accounting method and, accordingly, the adjusted purchase price of $108,580,000 has initially been allocated based on the estimated fair values of assets acquired and liabilities assumed on the date of acquisition. The excess of the purchase price over the estimated fair value of net tangible assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over 20 years. Any additional reductions in the purchase price as a result of resolution of the objections discussed in the preceding paragraph will result in a reduction of goodwill and/or other net assets. The related effect of these adjustments on the Consolidated Statement of Earnings of The Toro Company is not expected to be material.

Included in this Amendment No. 2 to Form 8-K are the audited combined financial statements of the James Hardie Irrigation Group as of and for the year ended December 1, 1996, and the unaudited pro forma condensed combined financial statements of The Toro Company as of and for the year ended October 31, 1996, which supercede the audited combined financial statements of the James Hardie Irrigation Group as of and for the year ended March 31, 1996, the unaudited condensed combined financial statements of the James Hardie Irrigation Group as of and for the seven months ended October 31, 1996 and the unaudited pro forma condensed combined financial statements of The Toro Company as of and for the year ended October 31, 1996, previously filed in Amendment No. 1 to Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. THE FOLLOWING DOCUMENTS ARE INCLUDED AS PART OF THIS REPORT:



          (a)  Financial Statements of Business Acquired:          Page No.
                                                                   --------

               James Hardie Irrigation Group Financial Statements
               for the year ended December 1, 1996
                 Independent Auditors' Report                      A-1
                 Combined Balance Sheet as of  December 1, 1996    A-2
                 Combined Statement of Operations for the year
                   ended December 1, 1996                          A-3
                 Combined Statement of Divisional/Shareholders'
                 Equity for the year ended December 1, 1996        A-4
                 Combined Statement of Cash Flows for the year
                   ended December 1, 1996                          A-5
                 Notes to the Combined Financial Statements        A-6 to A-16


          (b) Pro forma Financial Information:

                 Pro forma Information                             B-1
                 Pro forma Condensed Combined Balance Sheet
                   as of October 31, 1996                          B-2
                 Pro forma Condensed Combined Statement of
                    Operations for the year ended
                    October 31, 1996                               B-3
                 Notes to Pro forma Condensed Combined
                   Financial Statements                            B-4


          (c) Exhibits:
                 Exhibit 23 - Consent of KPMG Peat Marwick LLP

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        THE TORO COMPANY
                                            (Registrant)


Date:  June 6, 1997                     By  /s/ J. Lawrence McIntyre
                                            ------------------------
                                                J. Lawrence McIntyre
                                                Vice President, Secretary and
                                                General Counsel

                             INDEPENDENT AUDITORS' REPORT
                                   _______________



To the Board of Directors of
The Toro Company:


We have audited the accompanying combined balance sheet of James Hardie Irrigation (a division of James Hardie Irrigation, Inc.), James Hardie Irrigation Pty Limited and James Hardie Irrigation Europe S.p.A. (collectively, "the James Hardie Irrigation Group") as of December 1, 1996 and the related combined statements of operations, divisional/shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the James Hardie Irrigation Group management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 12 to the combined financial statements, effective December 1, 1996, the James Hardie Irrigation Group was acquired by The Toro Company.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the James Hardie Irrigation Group as of December 1, 1996 and the results of their combined operations and their combined cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                        KPMG Peat Marwick LLP

Minneapolis, Minnesota
June 5, 1997

                            JAMES HARDIE IRRIGATION GROUP

                                COMBINED BALANCE SHEET
                                   December 1, 1996
                                       ________

     ASSETS:

Current assets:
    Cash and cash equivalents                                     $    971,435
    Trade accounts receivable, less allowances of $4,515,780        24,067,044
    Inventories                                                     31,049,363
    Prepaid and other current assets                                   812,690
    Deferred income taxes                                            6,604,735
                                                                   -----------

               Total current assets                                 63,505,267

Property, plant and equipment, net                                  28,726,283
Intangible assets, net                                               2,978,390
Other assets                                                         3,045,283
Deferred income taxes                                                  475,202
                                                                   -----------



               Total assets                                       $ 98,730,425
                                                                   -----------
                                                                   -----------


     LIABILITIES AND SHAREHOLDERS' EQUITY:


Current liabilities:
    Bank overdrafts                                               $  2,602,051
    Trade accounts payable                                           9,707,770
    Accrued expenses and other liabilities                           9,716,496
    Payable to affiliates                                              412,285
    Loans due to the U.S. Parent and affiliates                     48,812,721
                                                                   -----------

               Total current liabilities                            71,251,323

Severance liability                                                    249,154
                                                                   -----------


               Total liabilities                                    71,500,477
                                                                   -----------

Commitments and contingencies (Note 8)

Shareholders' equity:

    Share capital                                                   10,288,675
    Additional paid-in capital                                      48,108,308
    Accumulated deficit                                            (30,308,914)
    Foreign currency translation adjustment                           (858,121)
                                                                   -----------


               Total shareholders' equity                           27,229,948
                                                                   -----------



               Total liabilities and shareholders' equity         $ 98,730,425
                                                                   -----------
                                                                   -----------


The accompanying notes are an integral part of the combined financial statements

                            JAMES HARDIE IRRIGATION GROUP

                           COMBINED STATEMENT OF OPERATIONS
                             Year ended December 1, 1996
                                       ________


Net sales                                                         $142,861,091

Other revenues                                                       1,013,254
                                                                  ------------

     Total revenues                                                143,874,345

Cost of sales                                                      101,071,541
                                                                  ------------

     Gross profit                                                   42,802,804

Selling, general and administrative expenses                        40,612,641

Research and development expenses                                    1,184,738
                                                                  ------------

     Operating income                                                1,005,425

Interest expense to third parties                                       82,914

Management fees and other expenses to the U.S. Parent
     and affiliates                                                    791,379

Interest expense to the U.S. Parent and affiliates                   3,348,899

Interest income from the U.S. Parent and affiliates                 (1,363,510)

Other income, net                                                   (6,604,573)
                                                                  ------------

     Income before income taxes                                      4,750,316

Income tax benefit                                                    (513,433)
                                                                  ------------

     Net income                                                   $  5,263,749
                                                                  ------------
                                                                  ------------


The accompanying notes are an integral part of the combined financial statements.

                            JAMES HARDIE IRRIGATION GROUP

                COMBINED STATEMENT OF DIVISIONAL/SHAREHOLDERS' EQUITY
                             Year ended December 1, 1996
                                       ________



                                                                                Accumulated     Foreign           Total
                                     Number of                    Additional     Deficit/       Currency        Divisional/
                                      Shares         Share         Paid-In      Divisional    Translation     Shareholders'
                                    Outstanding     Capital        Capital        Equity       Adjustment         Equity
                                  ------------      ---------    ------------   ------------  ------------     ---------------
James Hardie Irrigation
at December 1, 1995                      -       $      -       $      -        $7,464,315      $    -        $  7,464,315

James Hardie Irrigation Pty
Limited at December 1, 1995        12,000,000      8,951,884           -       (21,523,466)          -         (12,571,582)

James Hardie Irrigation
Europe S.p.A. at
December  1, 1995                       2,090      1,308,786        632,475     (2,005,135)          -             (63,874)
                                   ----------    -----------    -----------   ------------      ---------     ------------

Combined balances,
December 1, 1995                   12,002,090     10,260,670        632,475    (16,064,286)          -          (5,171,141)

Net income                               -              -              -         5,263,749           -           5,263,749

Issuance of common stock
by James Hardie Irrigation
(Hardie U.S.)                           1,000             10     19,508,367    (19,508,377)          -                 -

Issuance of preference
shares by James Hardie
Irrigation Pty Limited
(Hardie Australia)                     34,538         27,995     27,967,466           -              -          27,995,461

Foreign currency translation
adjustment                               -              -              -              -          (858,121)        (858,121)
                                  -----------    -----------    -----------   ------------      ---------     ------------

Balance, December 1, 1996          12,037,628    $10,288,675    $48,108,308   ($30,308,914)     ($858,121)     $27,229,948
                                  -----------    -----------    -----------   ------------      ---------     ------------
                                  -----------    -----------    -----------   ------------      ---------     ------------

The accompanying notes are an integral part of the combined financial statements

                            JAMES HARDIE IRRIGATION GROUP

                           COMBINED STATEMENT OF CASH FLOWS
                             Year ended December 1, 1996
                                   _______________



Cash flows from operating activities:
    Net income                                                     $5,263,749
    Adjustments to reconcile net income to net cash provided
       by operating activities:
       Depreciation and amortization                                5,670,701
       Loss on writedown and disposal of assets                       795,370
       Gain on sale of investment                                  (7,065,294)
       Deferred income taxes                                         (137,767)
       Changes in operating assets and liabilities:
            Trade accounts receivable                               1,366,199
            Inventories                                             9,382,667
            Prepaid and other current assets                          438,178
            Receivable from the U.S. Parent and affiliates         (1,792,445)
            Trade accounts payable                                  1,838,819
            Accrued expenses and other liabilities                  1,709,905
            Increase in severance liability                            41,457
                                                                   ----------

                   Net cash provided by operating activities       17,511,539
                                                                   ----------

Cash flows from investing activities:
    Capital expenditures                                           (5,022,051)
    Increase in purchased software                                   (859,873)
    Decrease in other assets                                          281,780
                                                                   ----------

                   Net cash used in investing activities           (5,600,144)
                                                                   ----------

Cash flows from financing activities:
    Decrease in loans due to the U.S. Parent and affiliates       (10,333,314)
    Decrease in bank overdrafts                                    (4,034,936)
                                                                   ----------

                   Net cash used in financing activities          (14,368,250)

Effect of exchange rate changes on cash                               (43,802)
                                                                   ----------

                   Net decrease in cash and cash equivalents       (2,500,657)

Cash and cash equivalents at beginning of year                      3,472,092
                                                                   ----------

Cash and cash equivalents at end of year                             $971,435
                                                                   ----------
                                                                   ----------
Supplemental disclosure of cash flow information:
    Interest paid to third parties                                    $82,900
    Interest paid to affiliates                                    $3,628,000




The accompanying notes are an integral part of the combined financial statements

                            JAMES HARDIE IRRIGATION GROUP

                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                   December 1, 1996
                                   _______________


1.   Basis of Presentation and Summary of Significant Accounting Policies:

     THE COMPANIES

     The combined financial statements of the James Hardie Irrigation Group (the "Companies") have been prepared by combining the assets, liabilities, divisional and shareholders' equity, results of operations and cash flows of James Hardie Irrigation, a division of James Hardie Irrigation, Inc. ("Hardie U.S."), (a wholly owned subsidiary of J.H. Industries (USA), Inc. (the "U.S. Parent")), James Hardie Irrigation Pty Limited ("Hardie Australia"), a corporation organized under the laws of South Australia, and James Hardie Irrigation Europe S.p.A. ("Hardie Europe"), a corporation organized under the laws of Italy. The effects of all transactions between the Companies have been eliminated in the combined financial statements. Prior to the sale discussed in Note 12, the Companies were owned directly or indirectly by an Australian company, James Hardie Industries Limited, the ultimate parent company (the "Parent").

     The Companies manufacture and distribute products for the landscape and agricultural irrigation industries and market a wide selection of products for residential and commercial irrigation applications. The Companies are headquartered in Laguna Niguel, California; Beverly, South Australia; and Fiano Romano, near Rome, Italy. The Companies also have production and distribution facilities in various locations in the United States and Australia.

     Effective December 1, 1996 all of the issued and outstanding shares of the Companies were acquired by The Toro Company ("Toro"). See
     Note 12 to these combined financial statements.


     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash balances and all highly liquid investments with original maturities of three months or less at the date of purchase. The Companies maintain cash accounts with established commercial banks.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using standard costs which approximate actual cost utilizing the first-in, first-out ("FIFO") method. The Companies maintain inventory allowances for slow-moving and obsolete inventory.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation of buildings, plant and equipment is computed using the straight-line method based on the estimated useful lives ranging from 3 to 40 years.


                                      Continued
                                         A-6

                            JAMES HARDIE IRRIGATION GROUP

                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                   December 1, 1996
                                   _______________


1.   Basis of Presentation and Summary of Significant Accounting Policies,
     Continued:

     PROPERTY, PLANT AND EQUIPMENT, CONTINUED

     Leasehold improvements are amortized on the straight-line basis over their estimated economic useful lives or the life of the lease, whichever is shorter.

     Expenditures for maintenance and repairs are expensed as incurred. Costs of major replacements and betterments are capitalized.

     TOOLING COSTS

     Perishable tooling costs are charged to expense in the year incurred. Certain non-perishable tooling costs are capitalized in machinery and equipment and depreciated over estimated useful lives which range from 3 to 8 years.

     INTANGIBLE ASSETS

     Intangible assets are stated at cost or at fair value as of the date acquired in a business combination accounted for as a purchase, less accumulated amortization. Amortization of intangible assets is computed on a straight-line basis over their estimated useful lives of 17 years for patents and 20 years for goodwill.

     Goodwill is comprised of the excess of cost over the fair value of the net assets of businesses acquired in purchase transactions. The Companies' management periodically evaluates the realizability of goodwill, and impairment losses, if any, are recognized when the expected nondiscounted future operating cash flows derived from such assets are less than their carrying value. During the year ended December 1, 1996, the
     Companies adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived
     Assets to be Disposed of."   SFAS No. 121 requires that long-lived assets
     and certain identifiable intangible assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. The adoption of SFAS No. 121 did not have any impact on the financial position, results of operations, or cash flows of the Companies.

     INCOME TAXES

     The Companies are subject to taxation under applicable tax laws in the
     United States, Australia, Italy and Greece.   Hardie U.S.  is included in
     the consolidated tax return filed by the U.S. Parent, which is responsible for making tax payments on behalf of the subsidiaries included in the consolidated group. These tax payments are allocated to the various members of the consolidated group through the intercompany accounts.
     Hardie Australia and Hardie Europe file income tax returns and pay income taxes on their own behalf. In the event of a taxable loss incurred by Hardie Australia, the tax loss is transferred to the Parent or an affiliate and the tax benefit is allocated to Hardie Australia.


                                      Continued
                                         A-7

                            JAMES HARDIE IRRIGATION GROUP

                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                   December 1, 1996
                                   _______________


1.   Basis of Presentation and Summary of Significant Accounting Policies,
     Continued:

     INCOME TAXES, CONTINUED

     The Companies account for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which prescribes an asset and liability approach. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

     The provision for income taxes includes federal, state and foreign income taxes currently payable as if each of the Companies had filed a separate tax return, and those taxes deferred because of temporary differences between the financial statement and tax bases of assets and liabilities. Such temporary differences primarily result from the use of accelerated methods of depreciation for tax purposes, allowances for accounts receivable, differences between book and tax inventory, and accrued expenses.

     REVENUE RECOGNITION

     The Companies recognize revenue when product is shipped to customers. The Companies provide an allowance for potential sales returns when the product is shipped.

     WARRANTY COSTS

     The Companies provide for estimated warranty costs as products are shipped.

     ADVERTISING EXPENSES

     Advertising expenses are charged to operations in the year incurred and totalled $1,291,465 for the year ended December 1, 1996.

     RESEARCH AND DEVELOPMENT

     Research and development costs are charged to expense in the year incurred in accordance with SFAS No. 2, "Accounting for Research and Development Costs."

     SELF-INSURANCE

     Hardie U.S. is self-insured through the U.S. Parent for health-related costs for each employee working in the United States, up to a maximum of $75,000 per covered person per policy year or an aggregate stop loss of 125% of Expected Paid Claims, as defined in the insurance contract. Any amounts in excess of this maximum are subject to reimbursement by the insurance carrier. Provisions for claims expected under this program are recorded by the U.S. Parent (and allocated to Hardie U.S.), including the U.S. Parent's estimate of the aggregate liability for claims incurred but not reported through the year ended December 1, 1996 based on historical information.


                                      Continued
                                         A-8

                            JAMES HARDIE IRRIGATION GROUP

                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                   December 1, 1996
                                   _______________


1.   Basis of Presentation and Summary of Significant Accounting Policies,
     Continued:

     SEVERANCE COSTS

     Under Italian and Greek law, Hardie Europe accrues deferred compensation which is payable to employees when employment is terminated for any reason. The severance liability included in the combined financial statements represents the estimated amount payable to employees, based upon their compensation and an inflation index as of December 1, 1996.

     CONCENTRATION OF CREDIT RISK

     The Companies are engaged in the business of manufacturing and distributing products for the landscape and agricultural irrigation industries primarily throughout the United States and Australia to various retailers, wholesalers and installation contractors. Concentration of credit risk with respect to trade receivables for the Companies is limited due to the large number of customers comprising the Companies' customer base, and their dispersion across several geographical regions. The Companies maintain allowances for potential credit losses. In general, the Companies do not require collateral in relation to these trade receivables.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Cash and cash equivalents, trade accounts receivable, trade accounts payable, accrued expenses and other liabilities and amounts currently due to and from affiliates approximate fair value because of the short-term maturity of these instruments.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions for the reporting period and as of the financial statement date. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

     FOREIGN CURRENCY TRANSLATION

     The functional currency of each of the Companies is the applicable local currency. The functional currency is translated into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation," which is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the year ended December 1, 1996. The gains or losses resulting from such translations are included in equity. Gains and losses from foreign currency transactions are included in income currently.


                                      Continued
                                         A-9

                            JAMES HARDIE IRRIGATION GROUP

                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                   December 1, 1996
                                   _______________


2.   Inventories:

     Inventories consist of the following components as of December 1, 1996:


     Finished goods                                             $24,941,786
     Raw materials                                                6,259,933
     Work-in-process                                              3,974,316
                                                                -----------


                                                                 35,176,035

     Less: Inventory valuation allowance                         (4,126,672)
                                                                -----------


                                                                $31,049,363
                                                                -----------
                                                                -----------

3.   Property, Plant and Equipment:

     Property, plant and equipment consists of the following components as of December 1, 1996:


     Machinery and equipment                                    $62,151,772
     Buildings and improvements                                  11,885,333
     Furniture and fixtures                                       1,364,615
     Leasehold improvements                                       1,097,888
     Land                                                         1,391,522
     Automobiles                                                  1,011,927
     Construction-in-progress                                     2,131,631
                                                                -----------

                                                                 81,034,688
     Less: Accumulated depreciation an
            amortization                                        (52,308,405)
                                                                -----------

                                                                $28,726,283
                                                                -----------
                                                                -----------


     Construction-in-progress is primarily comprised of tooling and molds, production machinery and equipment and certain computer equipment which has not yet been placed in service.


                                      Continued
                                         A-10

                            JAMES HARDIE IRRIGATION GROUP

                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                   December 1, 1996
                                   _______________


4.   Intangible Assets:

     Intangible assets consist of the following components as of December 1, 1996:


     Costs in excess of fair value of net assets of              $7,642,904
      businesses acquired
     Patents and trade names                                        800,642
                                                                 ----------

                                                                  8,443,546

     Less: Accumulated amortization                              (5,465,156)
                                                                 ----------

                                                                 $2,978,390
                                                                 ----------
                                                                 ----------



5.   Other Assets:

     Other assets consist of the following components as of December  1, 1996:


     Purchased software                                          $2,853,867
     Deposits                                                       191,416
                                                                 ----------

                                                                 $3,045,283
                                                                 ----------
                                                                 ----------


     In March 1994, Hardie U.S. suspended operations at its Carson City, Nevada manufacturing facility and transferred the majority of the machinery and equipment, inventory and personnel to other facilities of Hardie U.S. In 1995, the Carson City facility was held for sale and written down to its net realizable value. Effective December 1, 1996, the Carson City land and building were transferred to a subsidiary of the U.S. Parent.

     In 1995, Hardie U.S. purchased satellite technology and computer software from Sovran (PTY) Ltd. The acquired technology enables the operator to control large irrigation systems from remote locations via computer. Hardie U.S. is currently adapting the acquired technology to enhance its line of irrigation products. As of December 1, 1996, Hardie U.S. has capitalized $2,853,867 associated with the initial acquisition and subsequent costs incurred to modify the then existing technology. Amortization of these costs will commence upon the release of the new product line to the market.


                                      Continued
                                         A-11

                            JAMES HARDIE IRRIGATION GROUP

                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                   December 1, 1996
                                   _______________


6.   Income Taxes:

     The following are the components of the income tax benefit income taxes included in the combined statement of operations for the year ended December 1, 1996. There was no provision for income taxes for Hardie Europe for the year ended December 1, 1996.


     Deferred:
        U.S. Federal                                      $10,800
        Australian                                        499,433
        U.S. State                                          3,200
                                                          -------

     Income tax benefit                                  $513,433
                                                          -------
                                                          -------


     Deferred tax assets consist of the following components as of December 1, 1996:

     Gross deferred tax assets:
        Inventory                                      $1,885,744
        Fixed assets                                    1,741,263
        Allowance for doubtful accounts                   786,724
        Accrued expenses                                3,122,513
        Net operating loss carryforwards                  937,137
        Other                                              90,245
                                                       ----------

     Total deferred tax assets                          8,563,626

        Valuation allowance                            (1,483,689)
                                                       ----------

               Net deferred tax assets                 $7,079,937
                                                       ----------
                                                       ----------

     Management has provided a valuation allowance against those net operating loss carryforwards and temporary differences which will more likely than not expire prior to utilization. This valuation allowance relates entirely to the deferred tax assets of Hardie Europe. Management has not provided a valuation allowance against deferred tax assets related to Hardie U.S. or Hardie Australia, as management believes it is more likely than not that sufficient taxable income will be generated in the foreseeable future to realize these deferred tax assets. At December 1, 1996, net operating loss carryforwards available to offset future taxable income of Hardie Europe expire as follows:

     March 1998 to March 1999                          $2,033,000
     March 1999 to March 2000                             133,000
     March 2000 to March 2001                             368,000
                                                       ----------

                                                       $2,534,000
                                                       ----------
                                                       ----------


                                      Continued
                                         A-12

                            JAMES HARDIE IRRIGATION GROUP

                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                   December 1, 1996
                                   _______________


6.   Income Taxes, Continued:

     The following is a reconciliation of the statutory U.S. federal tax rate with the income tax rate effective for the Companies for the fiscal year ended December 1, 1996:

     U.S. statutory federal income rate                                34.0%
     State income rate, net of U.S. federal income tax benefit          5.3
     Effect of U.S. permanent differences, net                          4.0
     Effect of foreign operations on income tax rate                  (54.1)
                                                                      -----

               Effective income tax rate (benefit)                    (10.8)%
                                                                      -----



7.   Accrued Expenses and Other Liabilities:

     Accrued expenses and other liabilities consist of the following components as of December 1, 1996:

Warranty                                                         $3,280,289
Advertising and promotion                                           639,906
Cooperative advertising                                             635,581
Vacation                                                          1,869,472
Sales commissions                                                   210,580
Accrued payroll                                                   1,185,436
Deferred income                                                     194,537
Other liabilities                                                 1,700,695
                                                                 ----------

                                                                 $9,716,496
                                                                 ----------
                                                                 ----------



8.   Commitments and Contingencies:

     The Companies conduct their operations from certain facilities that are leased under operating leases over the next 3 to 7 years. There are options to renew certain leases for additional periods of 2 to 5 years at renegotiated rental amounts. Certain of these leases contain escalation clauses and/or require the Companies to pay property taxes, insurance, and maintenance costs. The Companies also lease certain vehicles and equipment under operating lease agreements from various third parties with terms up to 5 years.


                                      Continued
                                         A-13

                            JAMES HARDIE IRRIGATION GROUP

                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                   December 1, 1996
                                   _______________


8.   Commitments and Contingencies, Continued:

     The following are the remaining future minimum rental payments required under the above operating leases for each of the next five years ending December 1 and in total thereafter:

               1997                                    $1,159,613
               1998                                       586,455
               1999                                       178,324
               2000                                        17,010
               2001                                        16,020
               Thereafter                                  12,015
                                                       ----------

                                                       $1,969,437
                                                       ----------
                                                       ----------

     Rent expense was $1,117,494 for the year ended December 1, 1996.

     Letters of credit are issued by the Companies during the ordinary course of business, as required by certain vendor contracts. The Companies have commitments for letters of credit totaling $3,097,981 at December 1, 1996.

     The Companies are involved in certain asserted and unasserted potential claims which have not been finally adjudicated. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Companies' financial position or results of operations.


9.   Shareholders' and Divisional Equity:

     At December 1, 1996, Hardie Australia had 100,000,000 authorized ordinary shares and 34,538 authorized preference shares. All authorized and issued shares have a par value of A$1 each. There were 12,000,000 ordinary shares and 34,538 preference shares issued and outstanding at December 1, 1996. During 1996, certain loans due to affiliates of Hardie Australia were repaid through the issuance of the preference shares.

     At December 1, 1996, Hardie U.S. had 25,000 shares of $.01 par value common stock authorized, of which 1,000 shares were issued and outstanding. During the year ended December 1, 1996, Hardie U.S. recapitalized its divisional equity through the issuance of common stock.

     At December 1, 1996, Hardie Europe had 2,090 issued and outstanding shares of stock with a par value of 1 Lit/million each.


10.  Employee Benefit Plans:

     The U.S. Parent sponsors a 401(k) defined contribution plan for Hardie U.S. employees who have completed one year of service and are at least 21 years of age. Employees may contribute up to 14% of their compensation on a before-tax basis, subject to the maximum dollar amount allowed under
     Section 404(a) of the Internal Revenue Code, as amended. The Company matches 100% of each employee's contribution, limited to 6% of the employee's compensation. Participants become immediately 100% vested in their contributions and earnings thereon. All Company contributions vest over a five-year period. The expense for Hardie U.S. related to this plan was $360,487 for the year ended December 1, 1996.


                                      Continued
                                         A-14

                            JAMES HARDIE IRRIGATION GROUP

                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                   December 1, 1996
                                   _______________


10.  Employee Benefit Plans, Continued:

     The Parent also sponsors a defined contribution plan for employees of Hardie Australia. Employees are eligible immediately upon commencement of permanent employment, and may contribute up to 10% of their salary on a before-tax basis. Hardie Australia provides a minimum benefit of at least the superannuation guarantee amount determined by the Federal Government in Australia (currently 6% of salary). Vesting is based on years of credited service. Participants become immediately 100% vested in employee contributions and earnings thereon. The expense for Hardie Australia related to this plan was approximately $560,000 for the year ended December 1, 1996.


11.  Related Party Transactions:

     The Companies have short-term amounts receivable and payable to James Hardie Industries Limited, the U.S. Parent and affiliates which are shown net in the accompanying combined financial statements. These amounts are related to various intercompany transactions including, among others, sales of products to affiliates, purchases of product from affiliates, current income taxes, and the allocation of certain operating expenses to the Companies by James Hardie Industries Limited, the U.S. Parent and affiliates. These amounts are due and payable on demand and do not bear interest.

     Sales of products to affiliates totaled approximately $1,600,000 for the year ended December 1, 1996. Purchases of product from affiliates were approximately $300,000 for the year ended December 1, 1996.

     On June 12, 1996, Hardie Australia sold its investment interest in certain depositary receipts issued by the Stichting Administration RIS International Finance N.V. to an affiliate. This investment was acquired in fiscal year 1988 at an initial cost of A$15,235,000 and was written down to zero prior to the fiscal year ended December 1, 1996. Hardie Australia did not receive cash in connection with this transaction but reduced an intercompany payable account and recognized a gain of $7,065,294 (A$9,057,000) for the full amount of the sales price. This gain is included in "other income, net" in the combined statement of operations.

     Hardie U.S. has a loan payable to the U.S. Parent which bears interest at the average six month LIBOR rate plus 0.4%. The effective interest rate on this loan was 5.9% at December 1, 1996. The outstanding balance of this loan was effectively repaid on December 2, 1996 when the companies were acquired by The Toro Company. See Note 12 to these combined financial statements.

     Hardie Europe has a loan due to James Hardie Holdings Ltd., which bears interest at the one-month LIBOR plus 0.75%. The effective interest rate on this loan was 6.102% at December 1, 1996. The principal amount of this loan is $5,000,000. In addition, Hardie Europe has a non-interest bearing loan totaling $2,133,375 due to RIS International Finance N.V.. This loan
     is denominated in Italian Lira.   This loan was effectively repaid on
     December 2, 1996 when the companies were acquired by The Toro Company.  See
     Note 12 to these combined financial statements.


                                      Continued
                                         A-15

                            JAMES HARDIE IRRIGATION GROUP

                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                   December 1, 1996
                                   _______________


11.  Related Party Transactions, Continued:


     Hardie U.S. receives interest income from or pays interest expense to the U.S. Parent based upon the level of working capital employed. Hardie U.S. also pays a management fee to the U.S. Parent and is allocated certain general and administrative expenses.


12.  Sale of the Company:

     On September 18, 1996, the Parent entered into an agreement to sell all of the issued and outstanding shares of the Companies to The Toro Company for an initially estimated purchase price of $131,500,000.
     The closing date purchase price was subsequently adjusted to $119,125,000 based on the estimated unaudited aggregate shareholders' equity on December 1, 1996. Based upon the shareholder's equity of the Companies as of the closing date, the purchase price has been reduced by approximately $10,545,000. In addition, under the procedures established in the purchase agreement, Toro has delivered a letter of objections to James Hardie, Ltd. related to the valuation of assets, accounting methods applied, estimates used and other items. The resolution of these objections may result in an additional reduction of the purchase price.

                                   The Toro Company
             Unaudited Pro Forma Condensed Combined Financial Statements

Effective December 1, 1996, The Toro Company acquired the James Hardie Irrigation Group ("Hardie") from James Hardie, Ltd. under an agreement dated September 18, 1996. The initial purchase price pursuant to the agreement was estimated to be $131,500,000. The purchase price was subsequently adjusted to $119,125,000 based on estimated, unaudited aggregate shareholders' equity of Hardie on December 1, 1996, subject to further adjustment based on final audit results.

Based on the financial statements of Hardie as of the acquisition date, shareholders' equity at the acquisition date was approximately $10,545,000 less than the estimated equity used as the closing date purchase price, and this $10,545,000 is to be returned from James Hardie, Ltd. to Toro. In addition, under the procedures established in the purchase agreement, Toro has delivered a letter of objections to James Hardie, Ltd. related to the valuation of assets, accounting methods applied, estimates used and other items. The resolution of these objections may result in an additional reduction of the purchase price.

The acquisition is accounted for using the purchase method of accounting and, accordingly, the adjusted purchase price of $108,580,000 has initially been allocated based on the estimated fair values of assets acquired and liabilities assumed on the date of acquisition. The excess of the purchase price over the estimated fair value of net tangible assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over 20 years. Any additional reductions in the purchase price as a result of resolution of the objections discussed in the preceding paragraph will result in a reduction of goodwill and/or other net assets.

The unaudited pro forma condensed combined balance sheet and results of operations are based on available information and certain assumptions regarding the allocation of the purchase price, which could change significantly based on the results of appraisals and finalization of the purchase price as a result of the resolution of the objections discussed in the preceeding paragraph and other analysis.

The accompanying pro forma condensed combined financial statements present the effect of the acquisition on The Toro Company's financial position at October 31, 1996 and results of operations for the year then ended as if the acquisition had taken place on October 31, 1996 with respect to the balance sheet and November 1, 1995 with respect to the statement of operations. These pro forma condensed combined financial statements were prepared utilizing The Toro Company's October 31, 1996 balance sheet and results of operations for the year then ended and Hardie Irrigation Group's December 1, 1996 balance sheet and results of operations for the year then ended.

The pro forma condensed combined results of operations may not be indicative of actual results which would have been obtained if the acquisition had occurred on November 1, 1995.

                                   The Toro Company
                 Unaudited Pro Forma Condensed Combined Balance Sheet
                                   October 31, 1996
                                (Dollars in thousands)

                                                    Hardie
                                    The Toro      Irrigation                           The Toro
                                     Company        Group          Pro forma            Company
                                  (Historical)   (Historical)     adjustments         (Pro forma)
                                  ---------------------------------------------------------------
ASSETS
Cash and cash equivalents               $  66            971                              1,037
Receivables, net                      239,637         24,067                            263,704
Inventories                           130,288         31,049                            161,337
Other current assets                   35,010          7,418                             42,428
                                   ----------     ----------                         ----------
     Total current assets             405,001         63,505                            468,506
                                   ----------     ----------                         ----------

Property, plant and equipment,
     net                               73,810         28,727                            102,537
Other assets                           18,066          6,498         43,625  (1)         68,189
                                   ----------     ----------     ----------          ----------
     Total assets                  $  496,877         98,730         43,625             639,232
                                   ----------     ----------     ----------          ----------
                                   ----------     ----------     ----------          ----------

LIABILITIES AND EQUITY
Bank overdrafts                          $  -          2,602                              2,602
Current portion of long-term
     debt                                 350            -                                  350
Short-term borrowing                   41,025            -          119,667  (2)        160,692
Accounts payable and accrued
     liabilites                       166,482         19,837                            186,319
Payable to affiliates                       -         48,813       (48,813)  (1)            -
                                   ----------     ----------     ----------          ----------
     Total current liabilities        207,857         71,252         70,854             349,963
                                   ----------     ----------     ----------          ----------

Long-term debt, less current
     portion                           53,015            -                               53,015

Other long term liabilities            22,438            249                             22,687
                                   ----------     ----------     ----------          ----------
     Total liabilities                283,310         71,501         70,854             425,665

Common shareholders' equity           213,567         27,229       (27,229)  (1)        213,567
                                   ----------     ----------     ----------          ----------

     Total liabilities and
     common stockholders'
     equity                        $  496,877         98,730         43,625             639,232
                                   ----------     ----------     ----------          ----------
                                   ----------     ----------     ----------          ----------

                                   The Toro Company
            Unaudited Pro Forma Condensed Combined Statement of Operations
                             Year ended October 31, 1996
                       (in thousands, except per share amounts)



                                                        Hardie
                                        The Toro      Irrigation                              The Toro
                                         Company        Group          Pro forma               Company
                                      (Historical)   (Historical)     adjustments            (Pro forma)
                                      --------------------------------------------------------------------
Net sales                             $   930,909        143,874                             $ 1,074,783
Cost of goods sold                        589,186        101,072                                 690,258
                                      -----------     ----------                             -----------
    Gross profit                          341,723         42,802                                 384,525

Selling, general and
     administrative expenses              278,284         41,798          2,181     (3)          321,881
                                                                           (382)    (5)
                                      -----------     ----------     ----------              -----------
    Earnings from operations               63,439          1,004         (1,799)                  62,644

Interest expense to third parties          13,590             82          9,063     (4)           22,735
Management fees to affiliates                   -            791           (791)    (5)                -
Interest expense to affiliates                  -          3,349         (3,349)    (5)                -
Interest income from affiliates                 -         (1,364)         1,364     (5)                -
Other income, net                         (10,331)        (6,605)         7,065     (6)          (10,377)
                                                                           (506)    (5)
                                      -----------     ----------     ----------              -----------
    Earnings before income
    taxes                                  60,180          4,751        (14,645)                  50,286
Income tax provision (benefit)             23,771           (513)        (3,395)    (7)           19,863
                                      -----------     ----------     ----------              -----------
    Net earnings                      $    36,409          5,264        (11,250)             $    30,423
                                      -----------     ----------     ----------              -----------
                                      -----------     ----------     ----------              -----------

Net earnings per share of
    common stock and
    common stock equivalent           $      2.90                                                $  2.42
                                      -----------                                            -----------
                                      -----------                                            -----------

Weighted average shares of
    common stock  and common
    stock equivalents outstanding
    for the year (primary and fully    12,554,715                                             12,554,715
    diluted)                         -----------                                            -----------
                                     -----------                                            -----------


                                   The Toro Company
          Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
                             and Statement of Operations


1. Adjustments to reflect the acquisition of James Hardie Irrigation Group and the allocation of the estimated purchase price and related capitalized acquisition costs on the basis of estimated fair values of assets acquired and liabilities assumed. The actual purchase price is based on the assets acquired and liabilities assumed as of December 1, 1996, and is subject to adjustment based on final audit results.

         Hardie shareholder's equity at December 1, 1996       $    27,229
         Plus liabilities not assumed                               48,813
         Excess of purchase price over net book value of
            assets acquired, including $16,725 of
            estimated capitalized acquisition costs                 43,625
                                                               -----------
                                                               $   119,667
                                                               -----------
                                                               -----------


2. The acquisition has initially been financed with temporary short-term bank debt; however, the Company has filed a shelf registration for issuance of public debt which would replace all or a portion of the short-term debt with long-term debt.

3. Represents amortization of the excess purchase price on a straight-line basis over 20 years.

4. Additional interest expense related to the acquisition, assuming average borrowings for acquisition debt and Hardie working capital of $125 million at an annual interest rate of 7.25% representing the approximate average of the long and short-term rates for the year. See Note 2 above regarding the acquisition debt.

5. Represents intercompany interest income, interest expense, management fees and other expenses to affiliates of Hardie which will not be recurring after the acquisition.

6. In June 1996, Hardie sold a depositary receipt and realized a gain of $7,065. This gain is not expected to be a recurring item subsequent to the acquisition.

7. Represents the adjustment to tax expense required to arrive at a combined pro forma tax rate of 39.5%. The income tax rate is based on The Toro Company's tax structure.